Exhibit 99.1

FOR IMMEDIATE RELEASE

June 11, 2018

For further information contact:

Investor Relations

PR@citizensinc.com

CITIZENS NAMES CONNIE WEAVER TO ITS BOARD OF DIRECTORS

AUSTIN, TX – June 11, 2018 — Citizens, Inc. (NYSE: CIA) today announced the election of Constance K. (“Connie”) Weaver to its Board of Directors on June 5, 2018. The appointment reflects the Company’s commitment to continue to diversify its Board by adding seasoned executives with unique skills, expertise and perspectives in a number of key strategic areas.

Connie Weaver currently serves as the Chief Executive Officer of Tracker Group, a strategic advisory firm that works with a broad range of clients ranging from early stage companies to businesses in transition across several industries. As CEO of Tracker Group, Weaver serves as a trusted advisor, providing guidance and direction to clients seeking to revolutionize their business and to build relationships with customers and shareholders.

Prior to co-founding Tracker Group, Weaver served as Senior Executive Vice President and Chief Marketing & Communications Officer at TIAA, where she led the successful transformation of the Company’s marketing strategy, digital experience and iconic TIAA brand. She has also held leadership positions in a variety of industries including financial services and insurance, publishing, technology, global consulting and telecommunications. Weaver has built and led award-winning organizations in investor relations, marketing and communications as an executive at AT&T, Microsoft, McGraw-Hill, The Hartford Financial Services, Bearing Point and MCI.

“Connie Weaver’s extensive background in marketing, communications, branding and investor relations provides Citizens’ Board with leadership and consensus building skills on a variety of matters vital to the Company, including brand awareness, digital strategies, product development and executive decision making within the context of a highly regulated industry,” said Dr. Robert Sloan, Chairman of Citizens. “We look forward to benefiting from her unique talents and experience.”

Weaver will serve on the Nominating and Governance Committee of the Citizens’ Board of Directors.

“I am delighted to join the Board of Directors at Citizens,” said Weaver. “Citizens is an intensely customer-focused organization and I look forward to contributing to the Company’s ongoing success and momentum.”

“We are honored to welcome Connie to the Citizens’ board,” said Geoff Kolander, Chief Executive Officer of Citizens. “She will be a powerful and thoughtful force on our Board, and I know she will make a great partner to the executive team as we strive to strengthen Citizens’ brand and strategically expand our opportunities. I look forward to working with Connie and the rest of Citizens’ Board in advancing the Company’s strategic objectives.”

Connie Weaver serves on the boards of National Make-A-Wish, South Florida Red Cross, and National Council on Aging (NCOA), as well as the boards of The Robert H. Smith School of Business at the University of Maryland, Connecticut Public Broadcasting and Mount Sinai Rehabilitation Hospital.

About Citizens Inc.

Citizens, Inc. is a financial services company listed on the New York Stock Exchange under the symbol CIA. The Company utilizes a three-pronged strategy for growth based upon worldwide sales of U.S. Dollar-denominated whole life cash value insurance policies, life insurance product sales in the U.S. and the acquisition of other U.S.-based life insurance companies.

Information herein contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words such as “may,” “will,” “expect,” “anticipate”, “intends,” “continue” or comparable words. In addition, all statements other than statements of historical facts that address activities that the Company expects or anticipates will or may occur in the future are forward-looking statements. Readers are encouraged to read the SEC reports of the Company, particularly its Annual Report on Form 10-K for the fiscal year ended December 31, 2017, its quarterly reports on Form 10-Q and its current reports on Form 8-K, for “Risk Factors” and other meaningful cautionary language disclosing why actual results may vary materially from those expected or implied by the forward-looking statements. The Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in the Company’s expectations. Accordingly, you should not unduly rely on these forward-looking statements. The Company also disclaims any duty to comment upon or correct information that may be contained in reports published by the investment community.